Exhibit 99.1

Jefferson Capital Reports Second Quarter 2025 Results

47% Growth in Revenue to $152.7 Million

Collections Grow 85% to $255.7 Million with Estimated Remaining Collections (“ERC”) up 31% to a Record $2.9 Billion

Pre-tax Income up 82% to $62.0 Million with Net Income up 48% to $47.7 Million

Adjusted Pre-tax Income up 55% to $61.7 Million

Board of Directors Declares Quarterly Cash Dividend of $0.24 per Share

MINNEAPOLIS, August 14, 2025 /GLOBE NEWSWIRE/ -- Jefferson Capital, Inc. (“Jefferson Capital”), a leading analytically driven purchaser and manager of charged-off and insolvency consumer accounts, today announced its second quarter 2025 financial results.

“We delivered robust inaugural quarterly results following the successful listing of our shares,” said David Burton, Chief Executive Officer. “Collections growth was strong and our ERC set a new record.”

“We are very proud of our best-in-class Cash Efficiency Ratio, which came in at 75.9% for the quarter. It is the result of years of relentless focus on optimizing the performance and the cost of our collections platform. Our leading operating efficiency is a powerful competitive advantage, and, coupled with the strong returns from our differentiated investment strategy, continues to deliver consistent attractive ROE.”

“The investment environment remains favorable with elevated levels of consumer credit delinquencies and charge-offs to drive portfolio supply and low unemployment to support liquidation rates. We have never been better positioned to take advantage of the opportunities ahead with low leverage and ample capital resources.”

Second Quarter 2025 Highlights versus Second Quarter 2024

●	Collections grew 85% to $255.7 million
●	ERC rises 31% reaching new record of $2.9 billion
●	Strong 47% revenue growth to $152.7 million
●	Sector-leading Cash Efficiency Ratio of 75.9%, up 638 bps
●	Leverage* improves to 1.76x as compared to 2.47x
●	Pre-tax Income increases 82% to $62.0 million, and Net Income increases 48% to $47.7 million
●	Adjusted Pre-tax Income* increases 55% to $61.7 million
●	Diluted EPS of $16.76 and Pro Forma Adjusted Diluted EPS* of $0.81

Collections

The following table summarizes total collections by geographic area:

	Three Months Ended
	June 30,		Increase	%
(in Millions)	2025	2024	(Decrease)	Change
United States	$202.4	$97.7	$104.7	107.2%
Canada	30.8	21.4	9.4	43.9%
United Kingdom	10.7	9.8	0.9	9.2%
Latin America	11.8	9.0	2.8	31.1%
Total Collections	$255.7	$137.9	$117.8	85.4%

●	Collections from purchased receivables increased 85.4% or $117.8 million to $255.7 million during the second quarter 2025 versus $137.9 million during the same quarter in 2024

●	Collections in the United States included $65.1 million from the Conn’s Portfolio Purchase in the fourth quarter of 2024

Estimated Remaining Collections

The following table summarizes total ERC by geographic area:

	June 30,		Increase	%
(in Millions)	2025	2024	(Decrease)	Change
United States	$2,101.7	$1,616.4	$485.3	30.0%
Canada	348.5	221.6	126.9	57.3%
United Kingdom	158.4	146.5	12.0	8.2%
Latin America	244.3	185.8	58.5	31.5%
Total	$2,852.9	$2,170.2	$682.7	31.5%

●	ERC in the United States included $226.5 million from the Conn’s Portfolio Purchase

Deployments

The following table summarizes the total deployments by geographic area:

	Three Months Ended
	June 30,		Increase	%
(in Millions)	2025	2024	(Decrease)	Change
United States	$80.6	$91.8	$(11.2)	(12.2)%
Canada	26.6	24.1	2.5	10.4%
United Kingdom	4.7	8.5	(3.8)	(44.7)%
Latin America	13.4	16.1	(2.7)	(16.8)%
Total Purchases	$125.3	$140.5	$(15.2)	(10.8)%

●	The company invested $125.3 million to acquire receivable portfolios, which compares to $140.5 million in the second quarter 2024
●	$257.3 million of deployments locked in through forward flows at quarter end of which $218.8 million are for the next twelve months

Revenues

●	Total revenues increased $48.9 million, or 47.1%, to $152.7 million compared to $103.8 million for the second quarter 2024. The growth is primarily a result of strong deployment growth in prior periods

Operating Expenses

●	Total operating expenses increased $17.8 million, or 37.3% to $65.5 million compared to $47.7 million for the second quarter 2024 primarily due to increases of $12.7 million in court costs, agency commissions and other servicing expenses due to increased collections

For the second quarter 2025, the Company recognized portfolio revenue of $24.7 million, servicing revenue of $3.1 million and net operating income of $19.5 million related to the Conn’s portfolio purchase.

Leverage, Liquidity and Capital Resources

●	Leverage* improved to 1.76x at June 30, 2025 compared to 2.47x at June 30, 2024 as a result of strong growth in portfolio cashflow
●	At June 30, 2025, the Company’s Revolving Credit Facility (“RCF”) with $825 million of commitments was undrawn and in addition, the Company had $51.7 million of unrestricted cash and cash equivalents
●	2026 maturity was pre-funded with a $500 million unsecured debt offering in May 2025, which paid down the RCF

Dividend

The Board of Directors declared a quarterly cash dividend of $0.24 per share on its outstanding common stock, payable on September 4, 2025, to shareholders of record as of the close of business on August 25, 2025.

*Leverage Ratio, Adjusted Pre-Tax Income and Pro Forma Adjusted EPS are non-GAAP financial measures. For a reconciliation of historical Leverage, Adjusted Pre-Tax Income and Adjusted Net Income, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press-release.

Webcast

The live webcast and archived replay can be accessed in the investor relations section of the Company's website at https://investors.jcap.com/news-events/events.

Use of Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, including Leverage, Adjusted Pre-Tax Income, Adjusted Net Income, and Adjusted Earnings Per Share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). These non-GAAP measures are used by management as a supplemental measure, have certain limitations, and should not be construed as alternatives to financial measures determined in accordance with GAAP. Our management believes Leverage, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted Earnings Per Share help us provide enhanced period-to-period comparability of operations and financial performance and are useful to investors as other companies in our industry report similar financial measures. The non-GAAP measures as defined by us may not be comparable to similar non-GAAP financial measures presented by other companies, which could limit such measures’ usefulness as comparative measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items. Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.

About Jefferson Capital, Inc.

Founded in 2002, Jefferson Capital is an analytically driven purchaser and manager of charged-off and insolvency consumer accounts with operations in the United States, Canada, the United Kingdom and Latin America. It purchases and services both secured and unsecured assets, and its growing client base includes Fortune 500 creditors, banks, fintech origination platforms, telecommunications providers, credit card issuers and auto finance companies. Jefferson Capital is headquartered in Minneapolis, Minnesota with additional offices and operations located in Sartell, Minnesota, Denver, Colorado and San Antonio, Texas (United States); Basingstoke, England; London, England and Paisley, Scotland (United Kingdom); London, Ontario and Toronto, Ontario (Canada); as well as Bogota (Colombia).

Contacts:

Investor Relations

IR@jcap.com

Media Relations

Doug.Donsky@icrinc.com

Disclosure Regarding Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and in the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements concerning our anticipated financial performance, the favorability of the investment environment, our adjusted net debt leverage ratio and capital resources, and our ability to continue paying quarterly cash dividends. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: a deterioration in the economic or inflationary environment in the United States, Canada, the United Kingdom or Latin America, including the interest rate environment; our ability to replace our portfolios of nonperforming loans with additional portfolios sufficient to operate efficiently and profitably; our ability to collect sufficient amounts on our nonperforming loans to fund our operations; the possibility that third parties we rely on to conduct collection and other activities fail to perform their services; the possibility that we could recognize significant decreases in our estimate of future recoveries on nonperforming loans; changes in, or interpretations of, federal, state, local, or international laws, including bankruptcy and collection laws, or changes in the administrative practices of various bankruptcy courts, which could negatively impact our business or our ability to collect on nonperforming loans; goodwill impairment charges that could negatively impact our net income and stockholders’ equity; our ability to comply with existing and new regulations of the collection industry, the failure of which could result in penalties, fines, litigation, damage to our reputation, or the suspension or termination of or required modification to our ability to conduct our business; adverse outcomes in pending or future litigation or administrative proceedings; the possibility that class action suits and other litigation could divert management’s attention and increase our expenses; investigations, reviews, or enforcement actions by governmental authorities, including the Consumer Financial Protection Bureau, which could result in changes to our business practices, negatively impact our deployment volume, make collection of account balances more difficult, or expose us to the risk of fines, penalties, restitution payments, and litigation; the possibility that compliance with complex and evolving international and United States laws and regulations that apply to our international operations could increase our cost of doing business in international jurisdictions; our ability to comply with data privacy regulations such as the General Data Protection Regulation; our ability to retain, expand, renegotiate or replace our credit facility and our ability to comply with the covenants under our financing arrangements; our ability to refinance our indebtedness; our ability to service our outstanding indebtedness; changes in interest or exchange rates, which could reduce our net income, and the possibility that future hedging strategies may not be successful; and the possibility that we could incur business or technology disruptions or cybersecurity incidents. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q to be filed with the SEC, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

FINANCIAL TABLES FOLLOW

Jefferson Capital, Inc.

Combined and Condensed Consolidated Balance Sheets

(Unaudited, in Thousands)

	June 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$51,651	$35,506
Restricted cash	3,849	2,737
Accounts receivable	20,425	16,532
Prepaid expenses	6,253	2,791
Current tax receivable	1,697	1,562
Other assets	9,200	10,038
Investments in receivables, net	1,589,801	1,497,748
Credit card receivables (net of allowance for	16,238	17,176
credit losses of $1,733 and $1,907)
Property, plant and equipment, net	2,304	2,274
Other intangible assets, net	8,157	10,237
Goodwill	58,043	57,683
Total Assets	$1,767,618	$1,654,284

Liabilities
Accounts payable and accrued expenses	$76,425	$69,975
Other liabilities	4,858	4,861
Deferred tax liabilities	94,057	2,193
Notes payable, net	1,181,470	1,194,726
Total Liabilities	$1,356,810	$1,271,755

Stockholder's Equity
Common Stock par value $0.0001 per share; 64,685,082 shares and 0 shares authorized as of June 30, 2025 and December 31, 2024 and 58,266,307 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024	$6	$—
Additional paid-in capital	(69,497)	—
Retained earnings	477,576	398,122
Accumulated other comprehensive income (loss)	2,723	(15,593)
Total stockholder's equity	$410,808	$382,529
Total Liabilities and Stockholder's Equity	$1,767,618	$1,654,284

Jefferson Capital, Inc.

Combined and Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited in Thousands, except for Earnings Per Share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Total portfolio income	$138,877	$94,699	$277,571	$186,103
Changes in recoveries	1,556	(41)	5,176	(125)
Total portfolio revenue	140,433	94,658	282,747	185,978
Credit card revenue	1,798	2,083	3,696	4,305
Servicing revenue	10,477	7,063	21,208	13,476
Total Revenues	152,708	103,804	307,651	203,759
Provision for credit losses	560	983	1,101	1,770
Operating Expenses
Salaries and benefits	6,254	12,299	20,276	23,407
Servicing expenses	43,546	30,810	86,339	62,627
Depreciation and amortization	1,250	559	2,854	1,129
Professional fees	9,444	2,124	11,611	4,036
Other selling, general and administrative	5,013	1,882	9,562	3,715
Total Operating Expenses	65,507	47,674	130,642	94,914
Net Operating Income	86,641	55,147	175,908	107,075

Other Income (Expense)
Interest expense	(25,824)	(18,199)	(50,717)	(35,436)
Foreign exchange and other income (expense)	1,089	(2,881)	3,620	(2,741)
Total other expense	(24,735)	(21,080)	(47,097)	(38,177)
Income Before Income Taxes	61,906	34,067	128,811	68,898
Provision for income taxes	(14,255)	(1,899)	(16,935)	(3,839)
Net Income	47,651	32,168	111,876	65,059
Foreign currency translation gain / (loss)	14,432	(3,133)	18,316	(5,896)
Comprehensive Income	$62,083	$29,035	$130,192	$59,163

Earnings per share
Basic	$18.61	$—	$86.88	$—
Diluted	16.76	—	78.26	—
Weighted average common shares outstanding
Basic	2,561	—	1,288	—
Diluted	2,843	—	1,430	—

Jefferson Capital, Inc.

Combined and Condensed Consolidated Statements of Cash Flows

(Unaudited, in Thousands)

	For the Six Months Ended
	June 30,
	2025	2024
Cash flows from operating activities
Net income	$111,876	$65,059
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	2,854	1,130
Amortization of debt issuance costs	2,494	2,051
Provision for credit losses	1,101	1,770
Deferred income tax	12,386	(2,135)
Changes in assets and liabilities:
Prepaid expenses	(3,457)	(670)
Other assets	645	(836)
Accounts receivable	(3,175)	(1,217)
Accounts payable and accrued expenses	5,841	17,994
Net cash provided by operating activities	130,565	83,146
Cash flows from investing activities
Purchases of receivables, net	(300,501)	(241,883)
Purchases of credit card receivables	(13,138)	(15,856)
Collections applied to investments in receivables, net	233,761	79,101
Collections applied to credit card receivables	13,479	14,956
Purchases of property and equipment, net	(539)	(326)
Net cash used in investing activities	(66,938)	(164,008)
Cash flow from financing activities
Proceeds from notes payable	681,790	567,066
Payments on notes payable	(694,872)	(486,525)
Payment of debt issuance costs	(7,605)	(6,849)
Dividends paid to stockholders	(32,422)	-
Proceeds from issuance of common stock	10,000	-
Net cash (used in) / provided by financing activities	(43,109)	73,692
Exchange rate effects on cash balances held in foreign currencies	(3,261)	115
Net (decrease) increase in cash and cash equivalents and restricted cash	17,257	(7,055)
Cash and cash equivalents and restricted cash, beginning of period	38,243	20,604
Cash and cash equivalents and restricted cash, end of period	$55,500	$13,549

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics

Cash Efficiency Ratio

	Three Months Ended
	June 30,
($ in Millions)	2025	2024
Collections	$ 255.7	$ 137.9
Credit card revenue	1.8	2.1
Servicing revenue	10.5	7.1
Cash Receipts (A)	$ 268.0	$ 147.1

Operating Expenses	$ 65.5	$ 47.7
Stock compensation	8.3	(0.7)
Canaccede exit incentive	(0.7)	-
IPO, merger and acquisition, and other one-time expenses(1)	(8.4)	(2.1)
Adjusted Operating Expenses (B)	$ 64.7	$ 44.9

Cash Efficiency Ratio (A-B) / A	75.9%	69.5%

Adjusted Pre-tax Income

	Three Months Ended
	June 30,
($ in Millions)	2025	2024
Pre-tax Income	$ 62.0	$ 34.1
Foreign exchange and other income (expense)	(1.1)	2.8
Stock Compensation	(8.3)	0.7
Canaccede exit incentive	0.7	-
IPO, merger and acquisition, and other one-time expenses(1)	8.4	2.1
Adjusted Pre-tax Income	$ 61.7	$ 39.7

(1) Includes professional fees and other one-time expenses related to (i) the Jefferson Capital, Inc. IPO; and (ii) M&A and other corporate transactions.

Jefferson Capital, Inc.

Supplemental Financial Information

Reconciliation of Non-GAAP Metrics (Continued)

Pro Forma Earnings Per Share

Pro forma adjusted basic earnings per share is calculated by dividing net income available to common stockholders of Jefferson Capital, Inc. by the weighted average number of common shares outstanding as of June 27, 2025, the date of the IPO. Diluted EPS is computed using the same components as basic EPS, with the denominator adjusted for nonvested share awards from June 27, 2025, the date of the IPO.

The components of earnings per share for the three and six months ended June 30, 2025 are (in thousands, except per share amounts):

	For the Three Months Ended June 30,
	As Reported	Adjustments(1)	Pro Forma Adjusted
Net income	$47,651	$—	$47,651
Shares:
Weighted average basic common shares outstanding	2,561	55,705	58,266
Weighted average diluted common shares outstanding	2,843	55,705	58,548

Earnings per common share	$18.61	(17.79)	$0.82
Diluted earnings per common share	16.76	(15.95)	0.81

	For the Six Months Ended June 30,
	As Reported	Adjustments(1)	Pro Forma Adjusted
Net income	$111,876	$—	$111,876
Shares:
Weighted average basic common shares outstanding	1,288	56,978	58,266
Weighted average diluted common shares outstanding	1,430	56,979	58,408

Earnings per common share	$86.88	(84.96)	$1.92
Diluted earnings per common share	78.26	(76.35)	1.92

(1) The adjustment to the shares represents the impact as if the IPO had occurred as of January 1, 2025, and the related impact to EPS.

Leverage

	Trailing Twelve Months Ended
	June 30,
($ in Millions)	2025	2024
Net cash provided by operating activities	$ 295.1	$ 143.9
Changes in prepaid expenses	11.1	1.7
Changes in accounts payable and accrued expenses	(118.7)	(18.1)
Provision for credit losses	(2.8)	(3.5)
Foreign exchange and other income (expense)	(0.8)	0.9
Cash Interest paid	87.8	59.0
Provision for income taxes	22.0	7.9
Total portfolio revenue	(492.6)	(331.8)
Gross collections	836.0	477.8
Stock compensation	(5.4)	2.8
Conn's one-time items(1)	4.6	-
Canaccede exit incentive	8.6	-
IPO, merger and acquisition, and other one-time expenses(2)	9.1	2.9
Adjusted Cash EBITDA (A)	$ 654.0	$ 343.5

	As of June 30,
	2025	2024
Borrowings, as reported	$ 1,181.5	$ 845.0
Unamortized issuance costs	18.5	15.2
Unrestricted cash	(51.7)	(10.5)
Net Debt (B)	$ 1,148.3	$ 849.7

Leverage (B / A)	1.76 x	2.47 x

(1) Components include: (i) cure amounts associated with assumed contracts related to the Conn’s Portfolio Purchase, where we paid past-due amounts owed to the vendor upon assuming such contracts; and (ii) legal fees for highly specialized expertise related to the Conn’s bankruptcy process. In a typical portfolio purchase, we do not assume any contracts and do not incur either of these types of expenses.

(2) Includes professional fees and other one-time expenses related to (i) the Jefferson Capital, Inc. IPO; and (ii) M&A and other corporate transactions.